MINUTES OF THE
                         SPECIAL MEETING OF SHAREHOLDERS
                                     OF THE
                              ARIZONA TAX-FREE FUND
                              OREGON TAX-FREE FUND
                               CORPORATE BOND FUND
                               INTERNATIONAL FUND
                              SMALL CAP VALUE FUND
                                       OF
                             WELLS FARGO FUNDS TRUST

                                 April 26, 2002

     Pursuant to notice duly given, a special meeting of the shareholders of the Arizona Tax-Free Fund, Oregon Tax-Free Fund, Corporate Bond Fund, International Fund and Small Cap Value Fund (each a "Fund" and collectively, the "Funds") of Wells Fargo Funds Trust ("Funds Trust") was convened on April 26, 2002, at the offices of Wells Fargo Funds Trust, 525 Market Street, 10th Floor, San Francisco, California.

     The following officers of Funds Trust were present in person:
          C. David Messman - Secretary

          Also present were the following officers of Wells Fargo Funds Management, LLC:

          Carol Lorts
          Philip Samatra
          John Skidmore - Acting Secretary and Proxy

     Mr. Messman acted as Chairman and Ms. Lorts recorded the minutes. Mr. Messman called the meeting to order at 10:05 a.m. (Pacific Time) and asked the Secretary to report on whether a quorum was present. Mr. Skidmore reported that there was present by proxy one-third of the outstanding shares of each Fund entitled to vote on these matters and as required by Article VI of the Declaration of Trust of Wells Fargo Funds Trust and therefore, that a quorum was present for the conduct of business. He reported that all proxies to be voted at the meeting were submitted as shown in the chart below:

-------------------------------------------- ------------------------- -------------------- -----------------
             WELLS FARGO FUNDS                  OUTSTANDING SHARES      NUMBER OF SHARES          % of
                                                                        PARTICIPATING AT      Outstanding
                                                                             MEETING         Shares Present
                                                                                                (QUORUM)
-------------------------------------------- ------------------------- -------------------- -----------------
Arizona Tax-Free Fund                               2,330,512               1,428,197            61.28
-------------------------------------------- ------------------------- -------------------- -----------------
Oregon Tax-Free Fund                                3,071,670               1,735,691            56.50
-------------------------------------------- ------------------------- -------------------- -----------------
Corporate Bond Fund                                 2,372,755               1,035,312            43.63
-------------------------------------------- ------------------------- -------------------- -----------------
International Fund                                  13,787,290             12,488,939            90.58
-------------------------------------------- ------------------------- -------------------- -----------------
Small Cap Value Fund                                1,895,557               1,848,175            97.50
-------------------------------------------- ------------------------- -------------------- -----------------

     Mr. Messman asked Mr. Skidmore to present the resolution and, as the named proxy, to cast the ballots in accordance with their instructions.

     Mr. Skidmore presented the resolution as follows:

     RESOLVED, that the shareholders of the each of the Arizona Tax-Free Fund, Oregon Tax-Free Fund, Corporate Bond Fund, International Fund and Small Cap Value Fund hereby approve the proposed Agreement and Plans of Reorganization, as described in the Combined Proxy Statement Prospectus and as illustrated in the table below.

     ---------------------------------------- ---------------------------------------------
                   TARGET FUND                              ACQUIRING FUND
     ---------------------------------------- ---------------------------------------------
     Arizona Tax-Free - Class A               National Tax-Free - Class A
     ---------------------------------------- ---------------------------------------------
     Arizona Tax-Free - Class B               National Tax-Free - Class B
     ---------------------------------------- ---------------------------------------------
     Arizona Tax-Free - Institutional Class   National Tax-Free - Institutional Class
     ---------------------------------------- ---------------------------------------------
     Corporate Bond  - Class A                Income Plus  - Class A
     ---------------------------------------- ---------------------------------------------
     Corporate Bond  - Class B                Income Plus  - Class B
     ---------------------------------------- ---------------------------------------------
     Corporate Bond  - Class C                Income Plus  - Class C
     ---------------------------------------- ---------------------------------------------
     International - Class A                  International Equity - Class A
     ---------------------------------------- ---------------------------------------------
     International - Class B                  International Equity - Class B
     ---------------------------------------- ---------------------------------------------
     International - Institutional Class      International Equity - Institutional Class
     ---------------------------------------- ---------------------------------------------
     Oregon Tax-Free - Class A                National Tax-Free - Class A
     ---------------------------------------- ---------------------------------------------
     Oregon Tax-Free - Class B                National Tax-Free - Class B
     ---------------------------------------- ---------------------------------------------
     Oregon Tax-Free - Institutional Class    National Tax-Free - Institutional Class
     ---------------------------------------- ---------------------------------------------
     Small Cap Value - Institutional Class    Small Cap Opportunities - Institutional Class
     ---------------------------------------- ---------------------------------------------

     Mr. Skidmore then stated that the results of the balloting were as follows:

------------------------------------------- ---------------- ---------------- ----------------- ------------ --------------
            WELLS FARGO FUNDS                     FOR            ABSTAIN          AGAINST          % OF          % OF
                                                                                                   TOTAL     PARTICIPATING
                                                                                                SHARES FOR      SHARES
                                                                                                                  FOR
------------------------------------------- ---------------- ---------------- ----------------- ------------ --------------
Arizona Tax-Free Fund                          1,336,867         26,777            64,553          57.36         93.60
------------------------------------------- ---------------- ---------------- ----------------- ------------ --------------
Oregon Tax-Free Fund                           1,219,943         132,041          383,707          39.71         70.28
------------------------------------------- ---------------- ---------------- ----------------- ------------ --------------
Corporate Bond Fund                             896,614          96,550            42,147          37.78         86.60
------------------------------------------- ---------------- ---------------- ----------------- ------------ --------------
International Fund                            12,461,993          7,333            19,613          90.38         99.78
------------------------------------------- ---------------- ---------------- ----------------- ------------ --------------
Small Cap Value Fund                           1,848,070            0               105            97.49         99.99
------------------------------------------- ---------------- ---------------- ----------------- ------------ --------------

     Mr. Messman declared that, on the basis of the votes cast by proxy, the proposed Agreement and Plans of Reorganization were approved.

     There being no further business to conduct, Mr. Messman requested a motion that the meeting be adjourned. Mr. Skidmore moved to adjourn the meeting and the special meeting was adjourned.



                                                --------------------------------
                                                John V. Skidmore
                                                Acting Secretary